EXHIBIT 23.1





             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83360, 33-63065, 333-35491, 333-41367, 333-74699 and 333-81805) and on
Form S-3 (No. 333-53069 and 333-53768), of Cadiz Inc. of our reports dated February 16, 2001, except as to Note 14 for Cadiz Inc., which is as of March 13, 2001, relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data," which appears in this Form 10-K.



/s/  PricewaterhouseCoopers LLP
------------------------------------
     PricewaterhouseCoopers LLP



Los Angeles, California
March 30, 2001